Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (“Agreement”) is entered into and effective as of July 29, 2009 (“Effective Date”), by and among Sparta Commercial Services, Inc., a Nevada corporation (“Company”), and Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Special Situations Capital Partners, LLC (including its designees, successors and assigns, “Investor”).

RECITALS

A.  The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Investor, and Investor shall purchase from the Company, from time to time as provided herein, up to $5,000,000.00 of shares of Series B Preferred Stock; and

B.  The offer and sale of the Securities provided for herein are being made without registration under the Act, in reliance upon the provisions of Section 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases of Securities to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement:  (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this Section 1.1:

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.  With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will  be deemed to be an Affiliate.

“Agreement” means this Preferred Stock Purchase Agreement.

“Automatic Termination” has the meaning set forth in Section 3.1.

“Change in Control” has the meaning set forth within the definition of Fundamental Transaction, below.

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Nevada, in the form attached hereto as Exhibit B.

“Closing” means any one of (i) the Commitment Closing and (ii) each Tranche Closing.

“Commitment Closing” has the meaning set forth in Section 2.2(a).

“Commitment Fee” means a non-refundable fee of $250,000.00, payable by Company to Investor on the first Tranche Closing Date in cash or by wire transfer of immediately available funds to an account designated by the Investor.  Notwithstanding any other provision, the Commitment Fee shall be delivered within 6 months from the Effective Date even if the first Tranche Closing Date has not occurred, and is non-refundable.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company Termination” has the meaning set forth in Section 3.2.

“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for and actively trading on a Trading Market, or is suspended or delisted with respect to the trading of shares of Common Stock on a Trading Market.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all Warrant Shares issued or issuable to Investor or any Affiliate, successor or assign of Investor, pursuant to the Transaction Documents, for which a registration statement registering for resale such Warrant Shares has become effective or which are Rule 144 Eligible, all of which shall be issued in electronic form, without restriction on resale, and delivered by the transferor thereof to any specified Deposit/Withdrawal At Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means and shall be deemed to have occurred at such time upon any of the following events:

(i)  a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company (a “Change in Control”);

(ii)  the sale or transfer (other than to a majority or wholly owned subsidiary of the Company) of all or substantially all of the Company’s assets, other than in the ordinary course of business; or

(iii)  a purchase, tender or exchange offer made to the holders of the outstanding shares of Common Stock (other than pursuant to an “option repricing” or similar event for compensation purposes).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means an agreement in the form attached as Exhibit D, executed by each of the Company’s executive officers, directors and beneficial owners of 10% or more of the Common Stock, precluding each such Person from participating in any sale of the Common Stock from the Tranche Notice Date through the Tranche Closing Date.

“Material Adverse Effect” includes any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and its Subsidiary, taken as a whole, or (iii) a the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” includes any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any material agreement or instrument to which Company and Investor or any Affiliate of Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K.

“Maximum Placement” means $5,000,000.00.

“Maximum Tranche Amount” means, subject to any other applicable limitations set forth in this Agreement, the Maximum Placement less the amount of any previously noticed and funded Tranches.

 “Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by an authorized officer of the Company.

“Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit E, to be delivered in connection with the Commitment Closing and any Tranche Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means shares of Series B Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Pricing Period” means the 5 Trading Days immediately prior to a Tranche Notice Date.

“Prospectus” includes each prospectus (within the meaning of the Act) related to the sale or offering of any Warrant Shares, including without limitation any prospectus contained within the Registration Statement.

“Registration Statement” means a valid, current and effective registration statement registering for sale the Warrant Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof or incorporated by reference therein, and (ii) any information contained or incorporated by reference in a prospectus filed with the SEC in connection with such registration statement, to the extent such information is deemed under the Act to be part of the registration statement.

“Regulation D” means Regulation D promulgated under the Act.

“Required Approval” means any approval of the Trading Market or the Company’s stockholders required to be obtained by Company prior to issuing the Securities pursuant to any applicable rules of the Trading Market.

“Required Tranche Documents” has the meaning set forth in Section 2.3(e).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Rule 144 Eligible” means eligible for immediate resale under Rule 144 without limitation on the amount of securities sold under Rule 144(e) and without  requiring discharge by payment in full of any promissory notes given to Company prior to the sale of the securities under Rule 144(d)(2)(iii).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” includes all reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material).

“Securities” includes the Warrants and Preferred Shares issuable pursuant to this Agreement and the Warrant Shares issuable pursuant to the Warrants.

“Series A Redeemable Preferred Stock” means the shares of Series A Redeemable Preferred Stock of the Company outstanding as of the Effective Date.

“Series B Preferred Stock” means shares of Series B Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Termination Date” means the earlier of (i) the date that is one year after the Effective Date, or (ii) the Tranche Closing Date on which the sum of the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement.

“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, but does not include the Pink Sheets inter-dealer electronic quotation and trading system.

“Tranche” has the meaning set forth in Section 2.3.

“Tranche Amount” means the amount of any individual put purchase, as specified by the Company, and shall not exceed the Maximum Tranche Amount.

“Tranche Closing” has the meaning set forth in Section 2.3(f).

“Tranche Closing Date” has the meaning set forth in Section 2.3(f).

“Tranche Notice” has the meaning set forth in Section 2.3(b).

“Tranche Notice Date” has the meaning set forth in Section 2.3(b).

“Tranche Purchase Price” has the meaning set forth in Section 2.3(b), and shall be specified in writing by the Company.

“Tranche Share Price” means $10,000.00 per Preferred Share.  Company may not put fractional Preferred Shares.

“Tranche Shares” means the Preferred Shares that are purchased by Investor pursuant to a Tranche.

“Transaction Documents” include this Agreement and the Exhibits hereto and thereto.

“Transfer Agent” means Jersey Transfer & Trust Co., or any successor transfer agent for the Common Stock.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the warrants issuable under this Agreement, in the form attached hereto as Exhibit A, to purchase shares of Common Stock.

ARTICLE 2
PURCHASE AND SALE

2.1  Agreement to Purchase.  Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this ARTICLE 2:

(a)  Investor hereby agrees to purchase such amounts of Preferred Shares as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Tranches pursuant to Section 2.3 below; and

(b)  The Company agrees to issue the Commitment Fee and the Warrants to Investor as provided below.

2.2  Investment Commitment

(a)  Investment Commitment. The closing of this Agreement (the “Commitment Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Commitment Closing set forth in Section 2.2(b) have been met.

(b)  Conditions to Investment Commitment. As a condition precedent to the Commitment Closing, all of the following (the “Conditions to Commitment Closing”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(i)  the following documents shall have been delivered to Investor:  (A) this Agreement, executed by the Company; (B) a Secretary’s Certificate as to (x) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (y) a copy of the Company’s current Certificate of Incorporation, and (z) a copy of the Company’s current Bylaws; (C) the Certificate of Designations executed by the Company and accepted by the Secretary of State of Nevada; (D) the Opinion; and (E) a copy of the press release announcing the transactions contemplated by this Agreement and Current Report on Form 8-K describing the transaction contemplated by this Agreement;

(ii)  other than for losses incurred in the ordinary course of business, there have been no material adverse changes in the Company’s business prospects or financial condition since the date of the last SEC Report filed by the Company, including but not limited to incurring material liabilities;

(iii)  the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iv)  Investor shall have entered into Stock Loan Agreements with lending stockholders of the Company who are parties thereto (each, a “Lending Stockholder,” and, collectively, the “Lending Stockholders”) in the form attached hereto as Exhibit G (each, a “Stock Loan Agreement”), and received the Borrowed Shares (as defined in the Stock Loan Agreement) pursuant thereto; and

(v)  any Required Approval has been obtained.

(c)  Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following the Investor’s receipt of a validly delivered Tranche Notice, the Investor shall be required to purchase from the Company a number of Tranche Shares equal to the permitted Tranche Share Amount, in the manner described below.

2.3  Tranches to Investor

(a)  Procedure to Elect a Tranche. Subject to the Maximum Tranche Amount, the Maximum Placement and the other conditions and limitations set forth in this Agreement, at any time beginning on the Effective Date, the Company may, in its sole and absolute discretion, elect to exercise one or more tranches of puts (each a “Tranche”) according to the following procedure, provided that each subsequent Tranche Notice Date after the first Tranche Notice Date shall be no sooner than 5 Trading Days following the preceding Tranche Notice Date.

(b)  Delivery of Tranche Notice. The Company shall deliver an irrevocable written notice (the “Tranche Notice”) the form of which is attached hereto as Exhibit F (the date of such Tranche Notice being the “Tranche Notice Date”), to Investor stating that the Company shall exercise a Tranche and stating the number of Preferred Shares which the Company will sell to Investor at the Tranche Share Price, and the aggregate purchase price for such Tranche (the “Tranche Purchase Price”).  A Tranche Notice may be delivered by the Company to Investor before 9:30 a.m. Eastern time on any Trading Day via facsimile or electronic mail, with confirming copy by overnight carrier.  A Tranche Notice delivered after such time or on a non-Trading Day shall be deemed delivered on the following Trading Day.

(c)  Issuance of Warrants.  On each Tranche Notice Date, the Company shall issue a Warrant, in the form attached hereto as Exhibit A, to acquire that portion of Warrant Shares equal in value to 135.0% of the Tranche Purchase Price, at an exercise price equal to the closing bid price for the Common Stock on the Trading Day immediately preceding the Tranche Notice Date.  Each Warrant shall have a term of 5 years from issuance.

(d)  Conditions Precedent to Right to Deliver a Tranche Notice.  The right of the Company to deliver a Tranche Notice is subject to the satisfaction, on the date of delivery of such Tranche Notice, of each of the following conditions:

(i)  the Common Stock shall be listed for and currently trading on the Trading Market, and to the Company’s knowledge there is no notice of any suspension or delisting with respect the trading of the shares of Common Stock on such market or exchange;

(ii)  the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects as if made on such date (provided, however, that any information disclosed by the Company in a filing with the SEC after the Effective Date but prior to the date of the Tranche Notice shall be deemed to update the Disclosure Schedules), and no material default shall have occurred under this Agreement, or any other agreement with Investor, any Affiliate of Investor, or any other Material Agreement (excluding the Company’s promissory notes of up to and including $250,000 total with any parties other than Investor or any Affiliate of Investor), and the Company shall deliver an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iii)  other than losses incurred in the ordinary course of business, there have been no material adverse changes in the Company’s business prospects or financial condition since the Commitment Closing, including but not limited to incurring material liabilities;

(iv)  the Company is not, and will not be as a result of the applicable Tranche, in default of any Material Agreement;

(v)  there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated by any of the Transaction Documents, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or, to the Company’s knowledge threatened, by any person (other than Investor or any Affiliate of Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement;

(vi)  all Warrant Shares that were the subject of an Exercise Notice (as defined in the Warrant) that was previously delivered to the Company shall have been timely delivered in accordance with such Exercise Notice;

(vii)  all previously-issued Warrant Shares are DWAC Shares, are DTC eligible, and can be immediately converted into electronic form without restriction on resale;

(viii)  Company is in material compliance with all reporting requirements to maintain listing on the Trading Market;

(ix)  Company shall have a current, valid, and effective Registration Statement permitting the lawful resale of all issuable Warrant Shares, or all such shares are, or within one year of the Effective Date will become, Rule 144 Eligible;

(x)  Company has provided notice of its delivery of the Tranche Notice to all signatories of a Lock-Up Agreement as required under the Lock-Up Agreement;

(xi)  the aggregate number of Warrant Shares issuable upon exercise of the Warrant issued at that Tranche Notice Date, aggregated with all other shares of Common Stock deemed beneficially owned by the Investor and its Affiliates would not result in the Investor owning more than 9.99% of all Common Stock outstanding on the Tranche Notice Date, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; and

(xii)  pursuant to the terms of the Stock Loan Agreements, Investor shall have Borrowed Shares, all of which will be issued in original certificated form, bearing no restrictive legend and will be accompanied by stock powers executed in blank with a medallion signature guarantee, and an amount of Borrowed Shares equal to at least 150% of the Tranche Purchase Price shall have been converted into electronic form into a DTC account designated by Investor by such Tranche Notice Date.

(e)  Documents to be Delivered at Tranche Closing. The Closing of any Tranche and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to Investor of each of the following (the “Required Tranche Documents”) on or before the applicable Tranche Closing Date:

(i)  a number of Preferred Shares equal to the Tranche Purchase Price divided by the Tranche Share Price shall have been delivered to Investor or an account specified by Investor for the Tranche Shares;

(ii)  the following executed documents:  Opinion, Officer’s Certificate and Lock-Up Agreements;

(iii)  a “Use of Proceeds” certificate, signed by an officer of the Company, and setting forth how the Tranche Purchase Price will be applied by the Company;

(iv)  all Warrant Shares shall have been timely delivered in accordance with any Exercise Notice delivered to Company prior to the Tranche Closing Date;

(v)  all documents, instruments and other writings required to be delivered by the Company to Investor on or before the Tranche Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein; and

(vi)  payment of a $5,000.00 non-refundable administrative fee to Investor’s counsel, by offset against the Tranche Amount, or wire transfer of immediately available funds.

(f)  Mechanics of Tranche Closing.  Each of the Company and Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to Section 2.3(e) of this Agreement at or prior to each Tranche Closing. Subject to such delivery and the satisfaction of the conditions set forth in Section 2.3(d) as of the Tranche Closing Date, the closing of the purchase by Investor of Preferred Shares shall occur by 5:00 p.m. Eastern time, on the date which is 10 Trading Days following the Tranche Notice Date (each a “Tranche Closing Date”) at the offices of Investor.  On or before each Tranche Closing Date, Investor shall deliver to the Company, in cash or immediately available funds, the Tranche Purchase Price to be paid for such Tranche Shares.  The closing (each a “Tranche Closing”) for each Tranche shall occur on the date that both (i) the Company has delivered to Investor all Required Tranche Documents, and (ii) Investor has delivered to the Company the Tranche Purchase Price.

(g)  Limitation on Obligations to Purchase and Sell.  Notwithstanding anything herein to the contrary, in the event the closing price of the Common Stock during the 9 Trading Days following the Tranche Notice Date falls below 75.0% of the closing bid price on the day prior to the Tranche Notice Date:  (i) Investor may, at its option, and without penalty, decline to purchase the applicable Tranche Shares on the Tranche Closing Date, and return to the Company all Warrants issued in connection with such Tranche Notice that remain unexercised; or (ii) Company may, at its option, and without penalty, terminate the Tranche Notice and decline to sell the applicable Tranche Shares on the Tranche Closing Date.

2.4  Maximum Placement.  Investor shall not be obligated to purchase any additional Tranche Shares once the aggregate Tranche Purchase Price paid by Investor equals the Maximum Placement.

2.5  Share Sufficiency.  On or before the date on which the Warrants become exercisable, the Company shall have a sufficient number of duly authorized shares of Common Stock for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor.

ARTICLE 3
TERMINATION

3.1  Automatic Termination..  This Agreement and the Company’s right to initiate subsequent Tranches to Investor under this Agreement shall terminate permanently (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a)  if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a SEC enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b)  on any date after a Delisting Event that lasts for an aggregate of 20 Trading Days during any calendar year;

(c)  if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d)  the Company is in breach or default of any Material Agreement, which default could have a Material Adverse Effect;

(e)  the Company is in breach or default of any material provision of this Agreement, any Transaction Document, or any agreement with Investor or any Affiliate of Investor;

(f)  upon the occurrence of a Fundamental Transaction;

(g)  so long as any Preferred Shares are outstanding, the Company effects or publicly announces its intention to create a security senior to the Series B Preferred Stock, or substantially altering the capital structure of the Company in a manner that materially adversely affects the rights or preferences of the Series B Preferred Stock; and

(h)  on the Termination Date.

3.2  Company Termination.  The Company may at any time in its sole discretion terminate (a “Company Termination”) this Agreement and its right to initiate future Tranches by providing 30 days advanced written notice (“Termination Notice”) to Investor.

3.3  Effect of Termination.  The termination of this Agreement will have no effect on any Warrant Shares, Preferred Shares, Warrants or DWAC Shares previously issued, delivered or credited, or on any rights of any holder thereof.  Notwithstanding any other provision, all fees paid to Investor or its counsel are non-refundable.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1  Representations and Warranties of the Company.  .  The Company hereby represents and warrants to, and as applicable covenants with, Investor as of each Closing:

(a)  Subsidiaries.  As of the date hereof, the Company’s only Subsidiary is Sparta Funding LLC, a Delaware limited liability company.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of its Subsidiary, and all of such directly or indirectly owned capital tock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital stock of its Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)  Organization and Qualification.  Each of the Company and its Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except where such violation could not, individually or in the aggregate, constitute a Material Adverse Effect.  Each of the Company and its Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than the filing of the Certificate of Designations.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(d)  No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designations, appropriate filings under the Exchange Act, and filings with the State of Nevada regarding the issuance of new shares of stock, each of which has been (or if not yet required to be filed shall be) timely filed.

(f)  Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock an amount of shares of preferred stock at least equal to the amount of Preferred Shares that could be issued pursuant to the terms of the Transaction Documents.  The Company has obtained written consent from a majority of the stockholders of its issued and outstanding Common Stock to increase the number of authorized shares of Common Stock in sufficient number such that the Company will, twenty days following the circulation of its Schedule 14C (as that term is defined in the regulations promulgated under the Exchange Act) disclosing such written consent, have reserved from its duly authorized capital stock an amount of shares of Common Stock sufficient for the issuance of the Common Stock that could be issued pursuant to the terms of the Transaction Documents.

(g)  Capitalization.

(i)  Except as set forth in Section 4.1(g)(ii), the capitalization of the Company is as described in the Company’s most recently filed SEC Report and the Company has not issued any capital stock since such filing.  Except as set forth in Section 4.1(g)(ii), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth in Section 4.1(g)(ii), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the shares of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(ii)  The Company last filed an SEC Report on Form 10-Q for the quarterly period ended January 31, 2009 (the “Last Report Filing Date”).  Since the Last Report Filing Date, the Company has issued 6,817,165 of Common Stock.  Furthermore, as of the Effective Date: (i) there are 16,635,453 shares of Common Stock to be issued pursuant to the terms and conditions of the Series A Redeemable Preferred Stock; (ii) the holders of the Company’s 8%, 10% and 12% convertible notes have the right to convert the principal thereof and accrued interest thereon into 8,906,719 shares of Common Stock; (iii) there are 13,981,484 options and warrants outstanding; and (iv) there are certain convertible notes with outstanding principal and accrued interest thereon that the Company intends to convert, prior to the first Tranche Notice Date, into approximately 95,027,696 shares of Common Stock.

(h)  SEC Reports; Financial Statements.  The Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such SEC Reports) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)  Material Changes.

(i)  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as set forth in Section 4.1(g)(ii) or Section 4.1(i)(ii), (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (B) the Company has not incurred any liabilities (contingent or otherwise) other than (x) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (C) the Company has not altered its method of accounting, (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (E) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the SEC any request for confidential treatment of information.

(ii)  Since the Last Report Filing Date, the Company has issued $556,000.00 of notes payable, of which $516,000.00 are 8% convertible notes described in Section 4.1(g)(ii), and $40,000.00. are 10% bridge notes.

(j)  Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(k)  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

(l)  Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m)  Regulatory Permits.  The Company and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Title to Assets.  Except for all property, real or personal that is subject to any of the agreements between the Company and any of New World Lease Funding, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, Glenn Little, and JMM Foundation, Inc., the Company and its Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and its Subsidiary and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiary are in compliance.

(o)  Patents and Trademarks.  The Company and its Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or its Subsidiary.

(p)  Insurance.  The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Maximum Placement.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)  Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)  Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Commitment Closing.  The Company and its Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

(s)  Certain Fees.  Except for the payment of the Commitment Fee, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement.

(t)  Private Placement. Assuming the accuracy of Investor representations and warranties set forth in Section 4.2, no registration under the Act is required for the offer and sale of the Securities by the Company to Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

(u)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)  Registration Rights.  No Person has any right to cause the Company to effect the registration under the Act of any securities of the Company, except for the holders of the Series A Redeemable Preferred Stock and as otherwise set forth in the Transaction Documents.

(w)  Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)  Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Investor’s ownership of the Securities.

(y)  Disclosure.  Except with respect to the information that will be, and to the extent that it actually is timely publicly disclosed by the Company pursuant to Section 2.2(b)(i)E, the Company confirms that, neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Schedules hereto.  The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(z)  No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

(aa)  Financial Condition.  In connection with the transactions contemplated by the Transaction Documents, the Company (i) was solvent at all relevant times prior to the Effective Date and was not rendered insolvent by such transactions, (ii) after giving effect to such transactions, is able to pay its debts as they mature, (iii) was not left with unreasonably small capital for the business in which it is engaged and proposes to be engaged, (iv) did not and does not have any intent to hinder, delay, or defraud any of its creditors, (v) had a valid business reason for such transactions, and (vi) received new value therefor and consideration therefor constituting reasonably equivalent value and fair market value consideration.

(bb)  Tax Status.  The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(cc)  No General Solicitation or Advertising.  Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Act or made any “directed selling efforts” as defined in Rule 902 of Regulation S.

(dd)  Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)  Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Securities.  The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(ff)  Accountants.  The Company’s accountants are set forth in the SEC Reports.  To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Act.

(gg)  No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.

(hh)  Registration Statements and Prospectuses.

(i)  Company will use commercially reasonable efforts to file within 45 calendar days after each Tranche Closing Date (or as soon as possible thereafter), cause to become effective as soon as possible thereafter, and remain effective until all Warrant Shares have been sold or are Rule 144 Eligible, a Registration Statement for the sale of the Warrant Shares underlying the Warrants issued to Investor on such Tranche Closing Date.  Each Registration Statement shall comply when it becomes effective, and, as amended or supplemented, at the time of any Tranche Notice Date, Tranche Closing Date, or issuance of any Warrant Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Warrant Shares, will comply, in all material respects, with the requirements of the Act.

(ii)   Each Registration Statement, as of its respective effective time, will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)  Each Prospectus will comply, as of its date and the date it  will be filed with the SEC,  and, at the time of any Tranche Notice Date, Tranche Closing Date, or issuance of any Warrant Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Warrant Shares, will comply, in all material respects, with the requirements of the Act.

(iv)  At no time during the period that begins on the date a Prospectus is filed with the SEC and ends at the time a prospectus is no longer required by the Act to be delivered in connection with any sale of Warrant Shares did or will any such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period will such Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)  Each Registration Statement will meet, and the offering and sale of the Warrant Shares as contemplated hereby complies with, and will comply with, the requirements of Rule 415(a)(1)(i) under the Act.

(vi)  The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.

(vii)  The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Warrant Shares contemplated by any Registration Statement, without taking into account any determination by the SEC pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer.”

(ii)  Stock Loan Agreements.  None of the Lending Stockholders are, or within 90 days of the Effective Date have been, Affiliates of the Company.  No Lending Stockholder or any Affiliate of any Lending Stockholder has been, or will be, compensated by the Company, or to the Company’s knowledge any Person, in any manner, directly or indirectly, for entering into a Stock Loan Agreement except as expressly set forth therein.  The execution, delivery and performance of the Stock Loan Agreements, the consummation the transactions contemplated by the Stock Loan Agreements, the borrowing and receipt of the Borrowed Shares, and any subsequent sale of any Borrowed Shares as permitted by the Stock Loan Agreements do not and will not conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, or to the Company’s knowledge any Lending Stockholder or other Person, is subject, including without limitation Section 5 of the Act and other federal and state securities laws and regulations.

4.2  Representations and Warranties of Investor. Investor hereby represents and warrants as of the Effective Date as follows:

(a)  Organization; Authority.  Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor.  Each Transaction Document to which it is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Investor Status.  At the time Investor was offered the Securities, it was, and at the Effective Date it is:  (i) an “accredited investor” as defined in Rule 501(a) under the Act.

(c)  Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)  General Solicitation.  Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)  Acquisition for Investment Purposes.  Investor is acquiring its interest in the Securities for its own account, and not as a nominee for any Person other than Investor and its Affiliates.  Investor is not acquiring the Preferred Shares or the Warrants with a view to or for sale or transfer in connection with any distribution of the Preferred Shares or the Warrants under the Act; provided, however, that the disposition of its property shall at all times be within its control.

(f)  Use of Borrowed Shares.  Investor will not sell, short sell, or short sell against the box the Borrowed Shares until after the time the Company is required to disclose the terms of the transactions contemplated hereby pursuant to Section 5.4 hereof.

The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES

5.1  Transfer Restrictions

(a)  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than (i) pursuant to an effective Registration Statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of Investor, or (iv) in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of Luce Forward Hamilton & Scripps LLP (“Luce Forward”), or other counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Act.

(b)  Investor agrees to the imprinting, so long as is required by this Section 5.1, of the following legend, or substantially similar legend, on any certificate evidencing Securities other than DWC Shares:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of a Registration Statement, or when any Warrant Shares are eligible for sale under Rule 144.  Company further acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At Investor’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

5.2  Furnishing of Information.  As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

5.3  Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to Investor or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.4  Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the Effective Date, issue a press release or if required file a Current Report on Form 8-K, in each case reasonably acceptable to Investor, disclosing the material terms of the transactions contemplated hereby.  The Company and Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as required by federal securities law in connection with any registration statement under which the Warrant Shares are registered, and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Investor with prior notice of such disclosure permitted under subclause (i) or (ii).

5.5  Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

5.6  Non-Public Information.  The Company represents and warrants that neither it nor any Person acting on its behalf has, and covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that the Company believes or reasonably should believe constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information.  On and after the Effective Date, neither Investor nor any Affiliate Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the shareholders of the Company, or to any other Person who is the source of material nonpublic information regarding the Company, including without limitation the Transaction Documents.  The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

5.7  Reimbursement.  If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Securities under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person.  The Company also agrees that neither Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, except with respect to information provided to the Company in writing by Investor or its representatives for use in preparing the Registration Statement.

5.8  Indemnification of Investor.  Subject to the provisions of this section, the Company will indemnify and hold Investor and any Warrant holder, their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c)  any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus ( or any amendments or supplements to any Prospectus ), in any free writing prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, or in any Prospectus together with any combination of one or more of the  free writing prospectuses, if any, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Company shall not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by a false statement of material fact contained within written information provided by such Investor Party expressly for the purpose of including it in the Registration Statement.

If any action shall be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  The Investor Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Parties except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the Investor Parties such that it would be inappropriate for one counsel to represent the Company and the Investor Parties.  The Company will not be liable to the Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents or is a result of any information provided by Investor or its representatives to Company in writing for inclusion in the Registration Statement.

5.9  Indemnification of Company.  Subject to the provisions of this Section 5.9, the Investor will indemnify and hold the Company and its officers, directors and Affiliates (collectively, the “Company Parties” and each a “Company Party”), harmless from any and all Losses that any Company Party may suffer or incur, solely to the extent relating to written information furnished by Investor expressly for use in connection with a Registration Statement, where such written information is finally adjudicated by an award from a court of competent jurisdiction or a binding arbitration award to contain (a) a knowingly untrue statement of a material fact contained in such information, or (b) an intentional omission from such information or information necessary to make the information provided not misleading.

If any action described in the foregoing paragraph shall be brought against a Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify the Investor in writing, and the Investor shall have the right to assume the defense thereof with counsel of its own choosing.  The Company Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company Parties except to the extent that (i) the employment thereof has been specifically authorized by the Investor in writing in advance, or (ii) the Investor has failed after a reasonable period of time to assume such defense and to employ counsel.  The Investor will not be liable to the Company Parties under this Agreement (i) for any settlement by a Company Party effected without the Investor’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to Company’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents.

5.10  Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

5.11  Limited Standstill.  The Company will deliver to Investor on or before each Tranche Closing Date, and will honor and enforce the provisions of, the Lock-Up Agreements with the Company’s executive officers, directors and beneficial owners of 10% or more of the Common Stock.

5.12  Issuance of Additional Securities.  The Company shall not issue additional Common Stock or securities convertible into Common Stock to any Person other than: (i) to Investor or any Affiliate of Investor; (ii) in connection with the Company's 2005 Stock Incentive Compensation Plan; (iii) in connection with the Company's 2009 Consultant Stock Plan; (iv) in connection with the issuance of 125,000 shares of Common Stock pursuant to the employment agreement with Richard P. Trotter; (v) in connection with the issuance of up to 875,000 shares of Common Stock upon the exercise of options granted to Richard P. Trotter; (vi) in connection with the issuance of up to 4,000,000 shares of Common Stock upon the exercise of options granted to Anthony W. Adler; (vii) in connection with the issuance of up to 500,000 shares of Common Stock upon the exercise of options granted to Jeffrey Bean; (viii) in connection with the issuance of up to 100,000 shares of Common Stock upon the exercise of options granted to Loofbourrow and Associates; (ix) in connection with the issuance of up to 7,881,484 shares of Common Stock upon the exercise of outstanding warrants; (x) in connection with the issuance of the Company's securities to any employee, officer, director, or consultant in exchange for loans or services provided or to be provided to the Company; (xi) in connection with the issuance of up to 75,000,000 shares of Common Stock in exchange for the Company’s outstanding notes; (xii) in connection with the issuance of up to $750,000.00 in value of the Company’s shares of Common Stock and warrants to be issued pursuant to that certain Private Placement Memorandum, dated as of April 21, 2009, by the Company; (xiii) in connection with the issuance of securities in an amount up to $250,000.00 in value for working capital purposes; and (xiv) in connection with the issuance of Common Stock pursuant to an exemption under Section 3 of the Act; provided, however, that the Company shall not be limited in the issuance of additional Common Stock or securities convertible into Common Stock if (a) the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement, or (b) the Company is unable to deliver a Tranche Notice because the aggregate number of shares of Common Stock deemed beneficially owned by the Investor and its Affiliates (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) equals or exceeds 9.99% of all Common Stock outstanding on the date the Company would deliver a Tranche Notice.

5.13  Prospectus Availability and Changes.  The Company will make available to Investor upon request, and thereafter from time to time will furnish Investor, as many copies of any Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the applicable Registration Statement) as Investor may request for the purposes contemplated by the Act; and in case Investor is required to deliver  a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Warrant Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

The Company will advise Investor promptly of the happening of any event within the time during which a Prospectus is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Investor promptly if, during such period, it shall become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at the Company’s expense, to Investor promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

5.14  Required Approval.  No transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require approval by any Trading Market or Company stockholders under any approval provisions, rules or regulations of any Trading Market applicable to the Company, unless and until such approval is obtained.  Company shall use best efforts to obtain any required approval as soon as possible.

5.15  Activity Restrictions. For so long as Investor or any of its Affiliates holds any Preferred Shares, Warrants or Warrant Shares, neither Investor nor any Affiliate will:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.15.

5.16  Registration.  In the event that all Warrant Shares that Company may then be required to make available to Investor are not, by the one-year anniversary of the Effective Date, made available to Investor as DWAC Shares without restriction on resale (i) pursuant to an effective Registration Statement, or (ii) as Rule 144 Eligible, Company shall, at Investor’s election in Investor’s sole discretion, exercise the Company’s Redemption Option provided for in Section 6 of the Certificate of Designations to effectuate the repurchase of any outstanding Preferred Shares.

ARTICLE 6
MISCELLANEOUS

6.1  Fees and Expenses.  Except for the $20,000.00 non-refundable document preparation fee previously paid by the Company to counsel for Investor, the receipt of which is hereby acknowledged, and the $5,000.00 non-refundable administrative fee payable to counsel for Investor at each Tranche Closing, or as may be otherwise provided in this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company acknowledges and agrees that Luce Forward solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities, if any.

6.2  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a Trading Day, (c) 3 Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4  Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

6.5  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor.  Investor may assign any or all of its rights under this Agreement to any Affiliate or, with the prior written consent of the Company, to any other Person.

6.6  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.8.

6.7  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

6.8  Survival.  The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

6.9  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11  Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12  Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13  Payment Set Aside.  To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14  Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.15  Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.16  Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.17  Entire Agreement.  This Agreement, together with the exhibits hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPARTA COMMERCIAL SERVICES, INC.

By:	/s/ A.L. Havens
Name:	Anthony Havens
Title:	C.E.O.

By:	/s/ Sandra L. Ahman
Name:	Sandra L. Ahman
Title:	Secretary

OPTIMUS SPECIAL SITUATIONS CAPITAL PARTNERS, LLC

By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Title:	Managing Director

Exhibit A

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Sparta Commercial Services, Inc.

Warrant To Purchase Common Stock

Warrant No.: 2009-[_____]	Issuance Date: July 24, 2009

Number of Warrant Shares: [_______________]	Initial Exercise Price: [$_____]

Sparta Commercial Services, Inc., a Nevada corporation (“Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_______________], the holder hereof or its designees or assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the earlier of (a) the date on which a registration statement registering for resale the Warrant Shares (as defined below) becomes effective and (b) the date that is six (6) months after the Issuance Date set forth above (such date specified in clauses (a) or (b) above, as applicable, the “Exercisable Date”), but not after 11:59 p.m. Eastern time on the fifth anniversary of the Issuance Date, that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth above (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in ARTICLE 13 hereof.

1

ARTICLE 1
EXERCISE OF WARRANT.

1.1  Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder in accordance with the immediately preceding paragraph on any day on or after the Exercisable Date, in whole or in part, by (i) delivery of a written notice to the Company, in the form attached hereto as Appendix 1 (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, by the issuance and delivery of a recourse promissory note substantially in the form attached hereto as Appendix 2 (each, a “Recourse Note”), or, if applicable, by cashless exercise pursuant to Section 1.3.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On the same Trading Day on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”) by 10:30 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”) and credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program through its Deposit Withdrawal Agent Commission (DWAC) system, time being of the essence.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than one Trading Day after any exercise and return of the previously issued Warrant, at its own expense issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1.2  Exercise Price.  For purposes of this Warrant, “Exercise Price” means an amount per Warrant Share equal to the Closing Sale Price of a Share of Common Stock on the Trading Day immediately preceding the Issuance Date, subject to adjustment as provided herein.

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1.3  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if at any time there is not a current, valid and effective registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (B-C) x A
 B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

1.4  Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to timely credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1.1.  In addition to the foregoing, if after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to timely credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, and the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within one Trading Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock sold by Holder in satisfaction of its obligations, times (B) the Closing Bid Price on the date of exercise.

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1.5  Exercise Limitation.  Notwithstanding any other provision, at no time may the Holder exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder would result in the Holder owning more than 4.99% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  In addition, as of any date, the aggregate number of shares of Common Stock into which this Warrant is exercisable within 61 days, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 13(d) under the Exchange Act) by Holder and its affiliates, shall not exceed 9.99% of the total outstanding shares of Common Stock as of such date.  At no time when the number of Warrant Shares then owned by the Holder, when aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder, would result in the Holder owning more than 1.0% of all outstanding Common Stock will Holder vote or cause to be voted any such shares.

1.6  Restrictions.  For so long as Holder holds any Warrant Shares, Holder will not:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 1.6.

1.7  Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

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1.8  Insufficient Authorized Shares.  If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

ARTICLE 2
ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF COMMON STOCK.

If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this ARTICLE 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE 3
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS

3.1  Purchase Rights.  In addition to any adjustments pursuant to ARTICLE 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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3.2  Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.2 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section 3.2  shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

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3.3  Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which the Successor Entity is a Public Successor Entity that assumes this Warrant such that this Warrant shall be exercisable for the publicly traded common stock of such Public Successor Entity, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model using a volatility equal to the 100 day average historical price volatility prior to the date of the public announcement of such Fundamental Transaction.

ARTICLE 4
NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

ARTICLE 5
WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this ARTICLE 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

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ARTICLE 6
REISSUANCE OF WARRANTS

6.1  Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

6.2  Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

6.3  Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

6.4  Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1 or Section 6.3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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ARTICLE 7
NOTICES

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as such or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

ARTICLE 8
AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

ARTICLE 9
GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

ARTICLE 10
CONSTRUCTION; HEADINGS

This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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ARTICLE 11
DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within 2 Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within 2 Trading Days submit via facsimile (a) the disputed determination of the Exercise Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Holder subject to Company’s approval, which may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent registered public accounting firm.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 3 Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

ARTICLE 12
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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ARTICLE 13
DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

13.1  “Approved Stock Plan” means any employee benefit plan now existing or hereafter adopted which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

13.2  “Bloomberg” means Bloomberg Financial Markets.

13.3  “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to ARTICLE 11.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

13.4  “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

13.5  “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2.1.1 and 2.1.2 hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

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13.6  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

13.7  “Eligible Market” means the Trading Market, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the NYSE Amex Stock Exchange or the OTC Bulletin Board, but does not include the Pink Sheets.

13.8  “Fundamental Transaction” means and shall be deemed to have occurred at such time upon any of the following events:  (i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company; (ii) the sale or transfer (other than to a majority or wholly owned subsidiary of the Company) of all or substantially all of the Company’s assets, other than in the ordinary course of business; or (iii) a purchase, tender or exchange offer made to the holders of the outstanding shares of Common Stock (other than pursuant to an “option repricing” or similar event for compensation purposes).

13.9  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

13.10  “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

13.11  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

13.12  “Purchase Agreement” means the Preferred Stock Purchase Agreement dated July 24, 2009, by and among the Company and the investors referred to therein.

13.13  “Trading Market” means the NYSE Amex.

13.14  “Public Successor Entity” means a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market.

13.15  “Required Holders” means the Holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

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13.16  “SPA Warrant(s)” means a warrant to purchase Common Stock of the Company issued pursuant to the Purchase Agreement.

13.17  “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13.18  “Trading Day” means any day on which the Common Stock is traded on an Eligible Market; provided that it shall not include any day on which the Common Stock (a) is suspended from trading, or (b) is scheduled to trade on such exchange or market for less than 5 hours.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SPARTA COMMERCIAL SERVICES, INC.

By:
Name:
Title:

By:
Name:
Title:

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APPENDIX 1

EXERCISE NOTICE

SPARTA COMMERCIAL SERVICES, INC.

The undersigned hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Sparta Commercial Services, Inc., a Nevada corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.  The Holder intends that payment of the Exercise Price shall be made as:

___   Cash Exercise with respect to ____________ Warrant Shares

___   Cashless Exercise with respect to ____________ Warrant Shares

___   Recourse Note Exercise with respect to ____________ Warrant Shares

  Please issue

___   A certificate or certificates representing said shares of Common Stock in the name   specified below

___	Said shares in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below.

By:
Name:
Title:

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ACKNOWLEDGMENT

The Company hereby acknowledges the foregoing Exercise Notice and hereby directs [_______________________________] to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated July 24, 2009 from the Company, and acknowledged and agreed to by the transfer agent.

SPARTA COMMERCIAL SERVICES, INC.

By:
Name:
Title:

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APPENDIX 2

FORM OF NOTE

SECURED PROMISSORY NOTE

$[_____________]	Date: [________], 20[__]

FOR VALUE RECEIVED, [_____________] (“Borrower”) promises to pay to the order of Sparta Commercial Services, Inc. (“Lender”), at [________], or at such other place as Lender may from time to time designate in writing, the principal sum of $[________], with interest, as follows:

1.  Interest.  The principal balance outstanding, from time to time, shall bear interest from and after the date hereof at the rate of 2.0% per year.  Interest shall be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated.  Interest not paid when due shall be added to the principal.

2.  Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth anniversary of the date of this Note (“Maturity Date”); provided, however, that in no event shall this Note be due or payable at any time that (a) Lender is in default of any preferred stock purchase agreement for Series B Preferred Stock or any Warrant issued pursuant thereto, any loan agreement or other material agreement, or (b) there are any shares of Series B Preferred Stock of Lender issued or outstanding.  Borrower shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium.  In the event that Lender redeems all or a portion of any shares of Series B Preferred Stock then held by Borrower, Borrower shall apply, and Lender may offset, the proceeds of any such redemption to pay down the accrued interest and outstanding principal of this Note.  All payments shall be first be applied to interest, then to reduce the outstanding principal.

3.  Full Recourse Note.  THIS IS A FULL RECOURSE PROMISSORY NOTE.  Accordingly, notwithstanding that Borrower’s obligations under this Note are secured by the Collateral, in the event of a material default hereunder, Lender shall have full recourse to all the other assets of Borrower.  Moreover, Lender shall not be required to proceed against or exhaust any Collateral, or to pursue any Collateral in any particular order, before Lender pursues any other remedies against Borrower or against any of Borrower’s assets.

4.  Security

a.  Pledge.  As security for the due and prompt payment and performance of all payment obligations under this Note and any modifications, replacements and extensions hereof (collectively, “Secured Obligations”), Borrower hereby pledges and grants a security interest to Lender in all of Borrower’s right, title, and interest in and to all of the following, now owned or hereafter acquired or arising (together the “Collateral”):

i.  Publicly traded shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value on the date hereof at least equal to the principal amount of this Note, based upon the trading price of such securities on the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, NYSE Amex, or New York Stock Exchange;

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ii.  all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

iii.  all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

b.  Replacement Securities.  So long as any Secured Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities, Borrower shall promptly provide replacement securities of equal or greater value.

c.  Rights With Respect to Distributions.  So long as no default shall have occurred and be continuing under this Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral.  However, upon the occurrence and during the continuance of any default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of this Note or hold them as Collateral, at Lender’s election.

d.  Voting Rights.  So long as no default shall have occurred and be continuing under this Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Collateral.  However, upon the occurrence and during the continuance of any default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

e.  Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Note, that Lender may file a UCC-1 financing statement relating to the Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that at any time and from time to time Borrower shall promptly (i) provide a comfort letter to Company’s auditors regarding the fair market value of the Collateral, and (ii) execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral following an event of default.  In addition, following an event of default, Borrower shall deliver the Collateral, including original certificates or other instruments representing the Pledged Securities, to Lender to hold as secured party, and execute a securities account control agreement.

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f.  Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Secured Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 4f and, more broadly, this Note including, without limitation:  (i) to exercise voting and consent rights with respect to Collateral in accordance with this Note, (ii) to receive, endorse and collect all instruments or other forms of payment made payable to Borrower representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Note, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any default hereunder, to liquidate any Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Secured Obligations or to place such proceeds into a cash collateral account or to transfer the Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Collateral, and, in connection therewith, to deposit or surrender control of the Collateral, (vi) to accept other property in exchange for the Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Collateral or any part thereof.

5.  Additional Terms

a.  No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

b.  Default.  Any one or more of the following shall constitute a “default” under this Note:  (i) a default in the payment when due of any amount hereunder, (ii) Borrower’s refusal to perform any material term, provision or covenant under this Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Section 4(b), the Collateral is transferred by Borrower without being replaced by Pledged Securities of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or subject to Section 4(b) the Collateral or any material portion thereof.

c.  Default Rights

i.  Upon the occurrence of any payment default Lender may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable.  A delay by Lender in exercising any right of acceleration after a default shall not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default.  The failure by Lender to exercise any right of acceleration as a result of a default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

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ii.  Further, upon the occurrence of any material non-monetary default, following 30 days notice from Lender to Borrower specifying the default and demanded manner of cure for any non-monetary default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect.  In addition to its other rights and remedies, Borrower agrees that, upon the occurrence of default, Lender may in its sole discretion do or cause to be done any one or more of the following:

(a)  Proceed to realize upon the Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Collateral.

(b)  If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Collateral or any portion thereof.

(c)  Transfer all or any part of the Collateral into Lender’s name or in the name of its nominee or nominees.

(d)  Vote all or any part of the Collateral (whether or not transferred into the name of Lender ) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

iii.  Borrower acknowledges that all or part of foreclosure of the Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

iv.  If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable best efforts to secure the same.

v.  The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Secured Obligations.

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d.  No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by Lender and Borrower.

e.  Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

f.  Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

g.  Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

h.  Entire Agreement.  This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

By:
Name:
Title:

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Exhibit B

Certificate of Designations

SPARTA COMMERCIAL SERVICES, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B PREFERRED STOCK

The undersigned, [_______________] and [_______________] hereby certify that:

1.  They are the [_______________] and [_______________], respectively, of Sparta Commercial Services, Inc., a Nevada corporation (the “Corporation”).

2.  The Corporation is authorized to issue 10,000,000 shares of preferred stock. 35,850 have been designated as Series A of which 125 are issued and outstanding.

3.  The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.001 par value per share (the Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 1,000 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

1.  Designation, Amount and Par Value.  The series of Preferred Stock shall be designated as the Corporation’s Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 1,000 (which shall not be subject to increase without the consent of all of the holders of the Series B Preferred Stock (each a “Holder” and collectively, the “Holders”).  Each share of Series B Preferred Stock shall have a par value of $0.001 per share.

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2.  Ranking.  The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

a.  senior to the Corporation’s common stock, par value $0.001 per share (“Common Stock”), the Series A Redeemable Preferred Stock, and any other class or series of Preferred Stock of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Shares”); and

b.  junior to all existing and future indebtedness of the Corporation.

3.  Dividends and Other Distributions.  Commencing on the date of the issuance of any such shares of Series B Preferred Stock (each respectively an “Issuance Date”), Holders of Series B Preferred Stock shall be entitled to receive dividends on each outstanding share of Series B Preferred Stock (“Dividends”), which shall accrue in shares of Series B Preferred Stock at a rate equal to 10.0% per annum from the Issuance Date.  Accrued Dividends shall be payable upon redemption of the Series B Preferred Stock in accordance with Section 6.

a.  Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually.

b.  So long as any shares of Series B Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Shares.  The Common Stock shall not be redeemed while the Series B Preferred Stock is outstanding.

4.  Protective Provision.  So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series B Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the  Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

a.  A “Deemed Liquidation Event” shall mean:  (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole,  or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

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b.  The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.

5.  Liquidation.

a.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Shares by reason of their ownership thereof, the Holders of Series B Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $10,000.00 (the “Original Series B Issue Price”), plus any accrued but unpaid Dividends thereon (collectively, the “Series B Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series B Preferred Stock are not paid in full, the holders of shares of Series B Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled

b.  After payment has been made to the Holders of the Series B Preferred Stock of the full amount of the Series B Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation’s Junior Shares in accordance with the Corporation’s Certificates of Designation and Certificate of Incorporation.

c.  If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

6.  Redemption.

a.  Corporation’s Redemption Option.  Upon or after the fifth anniversary of the initial Issuance Date, the Corporation shall have the right, at the Corporation’s option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share of the Series B Preferred Stock equal to the Series B Liquidation Value (the “Corporation Redemption Price”).

b.  Mechanics of Redemption.  If the Corporation elects to redeem any of the Holders’ Series B Preferred Stock then outstanding, it shall deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation shall indicate (A) the number of shares of Series B Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price.

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c.  Payment of Redemption Price.  Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder’s Series B Preferred Stock certificates.  Upon receipt of such Holder’s Series B Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price in cash to such Holder.

7.  Transferability. The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of (“Transfer”) in accordance with state and federal securities laws.  The Corporation shall keep at its principal office, or at the offices of the Transfer Agent, a register of the Series B Preferred Stock.  Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

8.  Miscellaneous.

a.  Notices.  Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Nevada.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b.  Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

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c.  Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series B Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 24th day of July 2009.

By:
Name:	Anthony L. Havens
Title:	President and CEO

By:
Name:	Sandra L. Ahman
Title:	Vice President and Secretary

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Exhibit C

Transfer Agent Instructions

                [                      ], 2009
Jersey Transfer & Trust Co.
201 Bloomfield Avenue, Suite 26
Verona, NJ 07044
Attn: Jeffrey Manger

Re:	Sparta Commercial Services, Inc.
Request for Issuance of Ten Common Stock Certificates

Dear Sirs:

Sparta Commercial Services, Inc., a Nevada corporation (the “Company”), requests the issuance of __ common stock certificates, each certificate [bearing a standard restrictive legend/to be issued without restrictive legend], in the names of the entities and amounts below as set forth in accordance with the opinion of [counsel’s name] dated July 24, 2009 (copy enclosed).  Such shares are part of a number of shares reserved for issuance by the Company pursuant to that certain Preferred Stock Purchase Agreement between the Company and Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Special Situations Capital Partners, LLC (including its designees, successors and assigns) dated as of July 24, 2009.

Name of Stockholder	Number of Shares of Common Stock

All of the issued certificates are to be delivered to:

If you have any questions, please call me at 212-239-2666.

Yours truly, Sandra L. Ahman Secretary

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[LETTERHEAD OF HARLEY & DEICKLER LLP]

              July 24, 2009

Jersey Transfer & Trust Co.
201 Bloomfield Avenue, Suite 26
Verona, NJ 07044
Attn: Jeffrey Manger

  Re: Sparta Commercial Services, Inc (the “Company”).

Dear Sirs:

We are counsel to the Company, a Nevada corporation.  You have requested our opinion with respect to the issuance of ____________ shares of the Company’s Common Stock, par value $.001 per share (the “Shares”) to _______________ pursuant to a [partial] conversion of that certain Warrant dated _________________, 2009 and issued to ___________________ (the “Warrant”).

In connection with this opinion, we have relied upon, among other things, representations from the officers of the Company concerning the issuance of such Shares by the Company.  We also have examined the Articles of Incorporation and By-Laws of the Company and certain documents and actions by the Board of Directors of the Company as well as the Warrant.

In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons and (ii) the necessary adequacy and fairness of any consideration for the Shares.  Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of Nevada, and the federal securities and other laws that we deem necessary to our opinion.  We do not express any opinion herein with respect to any matter not specifically addressed in the opinion expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

On the basis of the foregoing, we are of the opinion that the Shares may be issued to _________________; [provided that the certificate representing the Shares bears a restrictive legend pursuant to Rule 144 of the Securities Act of 1933, as amended]. [Insert once Warrant Shares are registered or 144 Eligible – “We confirm that the Shares should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company”] Upon such issuance, the Shares shall be fully paid and non-assessable.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document, to any other person or entity without our prior written consent.

Very truly yours, HARLEY & DEICKLER LLP By: _______________________

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Exhibit D

Lock-Up Agreement

July 24, 2009

Optimus Special Situations Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Preferred Stock Purchase Agreement dated as of July 24, 2009 (“Purchase Agreement”) and entered into by and among Sparta Commercial Services, Inc., a Nevada corporation (“Company”) and Optimus Special Situations Capital Partners, LLC, a Delaware limited liability company (“Investor”), with respect to the purchase without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, of shares of the Company’s Series B Preferred Stock and related Securities.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

In order to induce Investor to enter into the Purchase Agreement, the undersigned agrees that, for a period of ten Trading Days beginning on each date the Company delivers a Tranche Notice to Investor (the “Tranche Notice Date”) and ending on the Tranche Closing Date pursuant to the terms of the Purchase Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Investor, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement, (c) sales made pursuant to any written sales plans established prior to the date of this Lock-Up Agreement in conformity with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act or (d) exercise of options for Common Stock and the disposition (whether by sale, gift or otherwise) of Common Stock underlying such options.  Notwithstanding subsection (a) above, the undersigned may make a bona fide gift of up to 10,000 shares of Common Stock to a charity or other non-profit entity and such charity or entity shall not be required to be bound by the terms of this Lock-Up Agreement; provided, however, that in the event the undersigned exercises options during the Lock-Up Period, the undersigned may not, during the Lock-Up Period, dispose of the number of shares of Common Stock underlying such exercised options equal to the number of shares of Common Stock gifted by the undersigned pursuant to this sentence during the Lock-Up Period.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

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The Company agrees to provide the undersigned with notice that the Company has delivered a Tranche Notice to Investor prior to, or simultaneous with, its delivery of the Tranche Notice to Investor.  Such notice shall provide the undersigned with the Tranche Notice Date and clearly indicate the beginning of the Lock-up Period.

Upon the termination of the Purchase Agreement, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Sincerely, _______________________________ Stockholder

Acknowledged and Agreed:

Sparta Commercial Services, Inc.

By:
Name:
Title:

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Exhibit E

Opinion

[LETTERHEAD OF HARLEY & DEICKLER LLP]

July 24, 2009

Optimus Special Situations Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:: Sparta Commercial Services, Inc.

Ladies and Gentlemen:

We are counsel to Sparta Commercial Services, Inc., a Nevada corporation (“Company”), in connection with the sale and issuance of (a) up to 500 shares of its Series B Preferred Stock, par value $0.001 per share (“Preferred Shares”), along with (b) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (c) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and together with the Preferred Shares and the Warrants, the “Securities”), to Optimus Special Situations Capital Partners, LLC, a Delaware limited liability company (“Investor”), pursuant to the terms of the Preferred Stock Purchase Agreement dated as of July 24, 2009 (“Agreement”), by and between Company and Investor.  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

In rendering this opinion letter, as to relevant factual matters we have examined: the Agreement and the forms of Transaction Documents attached as exhibits to the Agreement. In addition, we have examined the Articles of Incorporation, as amended, and by-laws of the Company, the resolutions adopted by the Company’s Board of Directors authorizing the Agreement, the issuance of the Securities, the Certificate of Designations for the Preferred Shares and such other documents as we have considered relevant, including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials.  In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the enforceability (as limited by bankruptcy and other insolvency laws) and, with respect thereto and to any other matter herein to which relevant, any necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all documents to which this opinion letter relates, (iii) the necessary ownership of and/or other rights and interests in assets, and the necessary adequacy and fairness of any consideration therefor, (iv) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document, (v) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates and (vi) that there is not any other verbal or written agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below.  Each assumption herein is made and relied upon with your permission and without independent investigation.

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In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.  However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

This opinion letter is based upon our review of the documents referred to herein.  We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter.  We also note that, other than the Company, we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions.  However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.  In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the federal laws of the United States and Title 7, Chapter 78, of the Nevada Revised Statutes.  Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof.  We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.  We express no opinion with respect to (i) any provision of the Agreements to the extent such provision purports to prohibit a party from pledging, transferring or granting a security interest in or to any rights granted to a party under any of the Agreements, or (ii) any provision of any agreement which purports to grant a pledge or security interest in any rights in or to any other agreement which by its terms restricts a party’s ability to pledge, transfer or grant a security interest in such rights.

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Based upon and subject to the foregoing, it is our opinion that:

1.  Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2.  The Securities are duly authorized, the Preferred Shares and Warrants are, and when issued in accordance with the terms and conditions of the Agreement the Warrant Shares will be, validly issued, fully paid and non-assessable.  The issuance of the Securities will not be subject to any statutory or contractual preemptive rights of any stockholder of the Company.

3.  Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement and the Transaction Documents, and (b) issue, sell and deliver each of the Securities.

4.  The execution, delivery and performance of the Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of Company, and have been duly executed and delivered by Company.

5.  The execution and delivery of the Transaction Documents by Company does not, and Company’s performance of its obligations thereunder will not (a) violate the Articles of Incorporation or by-laws of Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to Company or its properties or assets and which could have a material adverse effect on Company’s business, properties, assets, financial condition or results of operations or prevent the performance by Company of any material obligation under the Agreement, or (c) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except as have been, or will be, made or obtained.

6.  The execution, delivery and performance of the Stock Loan Agreements, the consummation of the transactions contemplated by the Stock Loan Agreements, the borrowing and receipt of the Borrowed Shares, and any subsequent sale of any of the Borrowed Shares as permitted by the Stock Loan Agreements do not and will not conflict with or result in a violation of Section 5 of the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

The opinion set forth in paragraph 1 has been issued, with your consent, entirely in reliance upon the Certificate of Good Standing of the Company issued by the Secretary of State of Nevada on July 14, 2009 and the certified copy of the Articles of  Incorporation of the Company issued by the Secretary of State of Nevada on July __, 2009, copies of which are attached hereto as Exhibit A and Exhibit B, respectively.

The opinion set forth in paragraph 6 has been issued, with your consent, entirely in reliance upon the representations and warranties of the parties to the Stock Loan Agreements and the assumption that the parties thereto strictly shall comply with the terms and conditions of the Stock Loan Agreements.

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This opinion letter is rendered for your benefit with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support, or governmental authority including without limitation the Securities and Exchange Commission in filings made in connection with the Transaction Documents, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the Financial Industry Regulatory Authority, Inc.) and (v) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof.  We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof, or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein.  In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and you or any other person or entity

Very truly yours, HARLEY & DEICKLER LLP By:_______________________

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Exhibit F

Tranche Notice

Dated: [________], 20[__]

Optimus Special Situations Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:  Tranche Notice

Ladies & Gentlemen:

Pursuant to the July 24, 2009 Preferred Stock Purchase Agreement (“Agreement”) between Sparta Commercial Services, Inc., a Nevada corporation (“Company”), and Optimus Special Situations Capital Partners, LLC (“Investor”), Company hereby elects to exercise a Tranche.  Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

At the Tranche Closing, Company will sell to Investor [___________] Preferred Shares at $10,000.00 per share for a Tranche Amount of $[___________].

On behalf of Company, the undersigned hereby certifies to Investor as follows:

1.  The undersigned is a duly authorized officer of Company;

2.  The above Tranche Amount does not exceed the Maximum Tranche Amount; and

3.  All of the conditions precedent to the right of the Company to deliver a Tranche Notice set forth in Section 2.3(d) of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Company has executed and delivered this Tranche Notice as of the date first written above.

SPARTA COMMERCIAL SERVICES, INC.

By:
Name:
Title:

Exhibit G

Stock Loan Agreement

STOCK LOAN AGREEMENT

This Stock Loan Agreement (“Agreement”) is entered into and effective as of __________, 2009 (“Effective Date”), by and between the undersigned stockholder (“Lending Stockholder”) of Sparta Commercial Services, Inc. a Nevada corporation (“Company”), and Optimus Capital Partners, LLC, a Delaware limited liability company, dba Optimus Special Situations Capital Partners, LLC (including its designees, successors and assigns, “Borrower”).

RECITALS

A ..  Lending Stockholder holds shares of common stock of Company.  In light of Lending Stockholder’s substantial equity interest in Company, it is in the best interests of Lending Stockholder to execute this Agreement, inasmuch as Lending Stockholder will derive substantial direct and indirect benefits from the commitment made to Company pursuant to a Preferred Stock Purchase Agreement to be entered into between Borrower and Company as of the Effective Date (the “Purchase Agreement”).

B.  As a condition to Borrower entering into the Purchase Agreement, Lending Stockholder desires to enter into this Agreement and, in order to assist in protecting the value of its investment in Company, desires to induce Borrower to enter into the Purchase Agreement.

C.  Borrower desires to borrow and, as a material inducement to Borrower to enter into the Purchase Agreement, Stockholder desires to lend shares of common stock of Company to Borrower on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises, the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Lending Stockholder and Borrower agree as follows:

1.  Borrowed Shares.  Stockholder hereby lends to Borrower __________ shares (“Borrowed Shares”) of freely tradable common stock, par value $0.001, of Company.  The Borrowed Shares will be issued in original certificated form bearing no restrictive legend, and will be accompanied by stock powers executed in blank with a medallion signature guarantee.  At any time or from time to time after receipt, Borrower may sell, transfer, assign, encumber or otherwise dispose of the Borrowed Shares in any manner, at any time, and for any consideration, in Borrower’s sole discretion; provided, however, that Borrower shall not vote any Borrowed Shares on any matter.

2.  Fee.  Borrower shall pay to Lending Stockholder a fee of $1,000.00 in cash or by wire transfer of immediately available funds.

3.  Interest.  Unless and until all Borrowed Shares are returned to Lending Stockholder as provided below, outstanding Borrowed Shares will accrue interest at One Percent (1.0%) per annum, with the Borrowed Shares valued at the volume weighted average price (VWAP), calculated based upon the ratio of the aggregate value of the common stock of Company traded on the Trading Market (as defined in the Purchase Agreement) to the total volume of such stock traded on such market for such date (or the nearest preceding date), for the 5 trading days immediately preceding the Effective Date.  Interest is payable if, as and when Borrowed Shares are returned to Lending Stockholder, in cash or at Borrower’s sole election in freely tradable shares of common stock of the Company.

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4.  Return.  The Borrowed Shares, or an equal number of freely tradable shares of common stock of the Company, shall be returned to Lending Stockholder three trading days after the earlier of the date that (i) a registration statement allowing the lawful resale without restriction of all shares of common stock of the Company held by or on behalf of, or issuable upon the exercise of warrants held by, Borrower is declared effective by the U.S. Securities and Exchange Commission, and, to the extent any of the warrants are exercised, all such shares are issued to a DWAC account with DTC specified by Borrower, (ii) all shares of common stock of the Company held by or on behalf of, or issuable on the exercise of warrants held by, Borrower may be resold without restriction in accordance with Rule 144 under the Act,  and, to the extent any of the warrants are exercised, all such shares are issued to a DWAC account with DTC specified by Borrower, or (iii) is the one (1) year anniversary of the Effective Date.

5.  Pre-payment.  Borrower may return the Borrowed Shares to the Lending Stockholder, in whole or in part, at any time or from time to time, without penalty or premium.

6.  Representations and Warranties.  Lending Stockholder hereby represents, warrants and covenants to Borrower as follows:

a)  Lending Stockholder has all necessary power and authority to (a) execute, deliver and perform all of its obligations under this Agreement, and (b) lend and deliver the Borrowed Shares.  Lending Stockholder has such knowledge and experience in business and financial matters that it is able to protect its own interests and evaluate the risks and benefits of entering into this Agreement.

b)  The execution, delivery and performance of this Agreement by Lending Stockholder has been duly authorized by all requisite action on the part of Lending Stockholder, and has been duly executed and delivered by Lending Stockholder.

c)  The execution and delivery by the Lending Stockholder of this Agreement does not, and Lending Stockholder’s performance of its obligations thereunder will not (i) violate any charter documents of Lending Stockholder, as in effect on the date hereof, (ii) require any authorization, consent, approval of or other action of, notice to or filing or qualification with any state or federal governmental authority, except as have been, or will be, made or obtained prior to execution hereof, (iii) violate in any material respect any state or federal law, rule, regulation or ordinance or any judgment, order or decree of any state or federal court or governmental or administrative authority to which Lending Stockholder or to Lending Stockholder’s knowledge Borrower or any other person, is subject, including without limitation Section 5 of the Securities Act of 1933, as amended, and other federal and state securities laws and regulations.

d)  Lending Stockholder is not, and within 90 days of the Effective Date has not been, (i) an officer, director, representative or affiliate of Company, (ii) directly or indirectly, through one or more intermediaries, in control of, controlled by, or under common control with Company, or (iii) alone or together with any group, in beneficial ownership or control of more than 9.99% of the total outstanding voting securities of the Company.

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e)  Except as expressly stated herein, Lending Stockholder is not, directly or indirectly, receiving any consideration from or being compensated in any manner by, and will not at any time in the future accept any consideration or compensation from, Company, any affiliate of Company, or any other person for entering into this Agreement or lending the Borrowed Shares.

7.  Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 5:30 p.m. Eastern time on a business day and an electronic confirmation of delivery is received by the sender, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 on a day that is not a business day or later than 5:30 p.m. Eastern time on any business day, (c) three business days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such person.

9.  Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

11.  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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13.  Survival.  The representations and warranties contained herein shall survive the closing of the transactions contemplated herein and the delivery of the Borrowed Shares.

14.  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

15.  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

16.  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Borrower or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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17.  Activity Restrictions.  Until after the Borrower has returned all Borrowed Shares to the Lending Stockholder, neither Borrower nor its affiliates will:  (i) vote any shares of common stock of the Company owned or controlled by it, solicit any proxies, or seek to advise or influence any person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding common stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Lending Stockholder to amend or waive any provision of this Section 17.

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18.  Entire Agreement.  This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, understandings, communications and discussions, both oral and written.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth herein above.  The parties hereby waive all rights and remedies, at law and in equity, arising out of, relating to, or which may arise as the result of, any person’s reliance on any such assurance.  The parties acknowledge that all prior agreements have been merged into this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Lending Stockholder:

Name:

By:

Its

Borrower: OPTIMUS SPECIAL SITUATIONS CAPITAL PARTNERS, LLC

By:

Its:

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Addresses for Notice

To Stockholder:

Name:

Address:

Fax No.:

Email:

with a copy to:

Name:

Address:

Fax No.:

Email:

To Borrower:

Optimus Special Situations Capital Partners, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025
Attention:  Terry Peizer
Fax No.:  (310) 444-5300
Email:  info@optimuscg.com

with a copy to:

Luce Forward Hamilton & Scripps LLP
601 South Figueroa Street, Suite 3900
Los Angeles, CA 90017
Attention:  John C. Kirkland, Esq.
Fax No.:  (213) 452-8035
Email:  jkirkland@luce.com

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